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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OvaScience, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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OVASCIENCE, INC.
215 First Street, Suite 240
Cambridge, Massachusetts 02142

To our Stockholders:

        You are cordially invited to attend our 2015 Annual Meeting of Stockholders. Our Annual Meeting will be held at our principal executive offices, the Athenaeum Building, 215 First Street, Seminar Room, First Floor, Cambridge, Massachusetts, on Thursday, June 4, 2015, at 9:00 a.m., local time. The attached Notice of Annual Meeting of Stockholders and proxy statement contain details of the business to be conducted at our Annual Meeting. We urge you to review these proxy materials carefully and to use this opportunity to take part in the affairs of OvaScience, Inc. by voting on the matters described in the proxy statement.

        We have elected to provide our proxy materials over the Internet under the Securities and Exchange Commission's "notice and access" rules. Providing our proxy materials to stockholders electronically allows us to conserve natural resources and reduce our printing and mailing costs related to the distribution of the proxy materials. If you wish to receive paper copies of the proxy materials, you may do so by following the instructions contained in the Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting of Stockholders also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

        Your vote is important. Whether or not you plan to attend the Annual Meeting we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you received printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Annual Meeting of Stockholders.

        Thank you for your support of OvaScience, Inc. We look forward to seeing you at our Annual Meeting.

Michelle Dipp, M.D., Ph.D. Chief Executive Officer and Corporate Secretary

OVASCIENCE, INC.
215 First Street, Suite 240
Cambridge, Massachusetts 02142

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 4, 2015

To our Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of OvaScience, Inc., a Delaware corporation ("OvaScience" or the "Company"), will be held at OvaScience's principal executive offices, the Athenaeum Building, 215 First Street, Seminar Room, First Floor, Cambridge, Massachusetts, on Thursday, June 4, 2015, at 9:00 a.m., local time, to consider and act upon the following matters:

  1.
  To elect three class III directors nominated by our board of directors, each for a three-year term expiring at the 2018 annual meeting of stockholders;

  2.
  To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2015; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on April 8, 2015, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. If you are a stockholder of record, please vote in one of these ways:

  (1)
  Vote over the Internet.    You may vote your shares by following the "Vote by Internet" instructions on the enclosed proxy card.

  (2)
  Vote by telephone.    You may vote your shares by following the "Vote by Phone" instructions on the enclosed proxy card.

  (3)
  Vote by mail.    If you received your proxy materials by mail, you may vote by completing and signing the proxy card delivered with those materials and returning it in the postage-paid envelope we provided.

        If your shares are held in "street name," that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

        We encourage all stockholders to attend the Annual Meeting in person. You may obtain directions to the location of the Annual Meeting on our website at www.ovascience.com. Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

By Order of the Board of Directors,

Michelle Dipp, M.D., Ph.D. Chief Executive Officer and Corporate Secretary
Cambridge, Massachusetts April 20, 2015

OVASCIENCE, INC.
215 First Street, Suite 240
Cambridge, MA 02142

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 4, 2015

        This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of OvaScience, Inc. for use at the 2015 Annual Meeting of Stockholders to be held on Thursday, June 4, 2015 at our principal executive offices, the Athenaeum Building, 215 First Street, Seminar Room, First Floor, Cambridge, Massachusetts, at 9:00 a.m., local time, and at any adjournment or postponement thereof.

        All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
For the Annual Meeting of Stockholders to be Held on Thursday, June 4, 2015:

        The proxy materials, which include our proxy statement for the annual meeting, our 2014 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and, if you received a paper copy of these materials, a proxy card or voting instruction card, are available for viewing, printing and downloading at www.proxyvote.com.

        A copy of our proxy materials will be furnished without charge to any stockholder upon oral or written request to OvaScience, Inc., 215 First Street, Suite 240, Cambridge, Massachusetts 02142, Attention: Investor Relations, Telephone: (617) 500-2802 or pursuant to the instructions included in the Notice of Annual Meeting of Stockholders.

        This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are also available on the Securities and Exchange Commission's website at www.sec.gov.

 IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?	A.	We are providing these proxy materials to you in connection with the solicitation by our board of directors of proxies to be voted at our 2015 annual meeting of stockholders, or annual meeting, to be held at our offices at the Athenaeum Building, 215 First Street, Seminar Room, First Floor, Cambridge, Massachusetts, on Thursday, June 4, 2015 at 9:00 a.m., local time. As a stockholder of OvaScience, you are invited to attend our annual meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q.	What is included in the proxy materials?	A.

The proxy materials include our proxy statement for the annual meeting, our 2014 annual report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and, if you received a paper copy of these materials, a proxy card or voting instruction card. If you received a Notice of Internet Availability of Proxy Materials, please see "Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?" below.

Q.	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?	A.

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2014 annual report to stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the printed proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which will be mailed to most of our stockholders commencing on or about April 20, 2015, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.

Q.	Who can vote at the annual meeting?	A.

To be entitled to vote, you must have been a stockholder of record at the close of business on April 8, 2015, the record date for our annual meeting. The holders of 27,193,407 shares of our common stock outstanding as of the record date are entitled to vote at the annual meeting.

If you were a stockholder of record on April 8, 2015, you are entitled to vote all of the shares that you held on that date at the annual meeting and at any postponement or adjournment thereof.
Q.	What are the voting rights of the holders of common stock?	A.	Each outstanding share of our common stock will be entitled to one vote on each matter considered at the annual meeting.

Q.	How do I vote?	A.	If your shares are registered directly in your name, you may vote:
(1)

Over the Internet:    Go to the website of our tabulator, Broadridge Financial Solutions, Inc., at www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on Wednesday, June 3, 2015, the day before the annual meeting, for your proxy to be valid and your vote to count.

(2)

By Telephone:    Call 1-800-579-1639, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on Wednesday, June 3, 2015, the day before the annual meeting, for your proxy to be valid and your vote to count.

(3)

By Mail:    If you received your proxy materials by mail, complete and sign your proxy card and mail it to Broadridge in the postage prepaid envelope we provided. Broadridge must receive the proxy card not later than Wednesday, June 3, 2015, the day before the annual meeting, for your proxy to be valid and your vote to count. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, the persons named as proxies will follow our board's recommendations and vote your shares:

• "FOR" the election of all director nominees;
• "FOR" the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2015; and
• On any other matters properly brought before the annual meeting, in accordance with the best judgment of the named proxies.
			(4)	In Person at the Meeting: If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in "street name," meaning they are held for your account by a bank, broker or other nominee, you may vote:
			(A)	Over the Internet or by Telephone: You will receive instructions from your bank, broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.
			(B)	By Mail: You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
(C)

In Person at the Meeting:    Contact your bank, broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the annual meeting. A broker's proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name in person at the annual meeting unless you have a proxy from your bank, broker or other nominee issued in your name giving you the right to vote your shares.

Q.	Can I change my vote?	A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the annual meeting. To do so, you must do one of the following:
(1)

Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on Wednesday, June 3, 2015.

			(2)	Sign a new proxy and submit it as instructed above. Only your latest dated proxy, received by Broadridge not later than Wednesday, June 3, 2015, will be counted.
(3)

Attend the annual meeting, request that your proxy be revoked and vote in person as instructed above. Attending the annual meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

If your shares are held in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the annual meeting if you obtain a broker's proxy as described in the answer above.

Q.	Will my shares be voted if I do not return my proxy?	A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the annual meeting.

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Banks, brokers or other nominees can vote their customers' unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return a proxy to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted. Your bank, broker or other nominee cannot vote your shares on any non-discretionary matter.

The election of directors (Proposal 1) is a non-discretionary matter. The ratification of the appointment of our independent auditors (Proposal 2) is a discretionary matter. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the annual meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

Q.	How many shares must be present to hold the annual meeting?	A.

A majority of our outstanding shares of common stock entitled to vote must be present to hold the annual meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote those shares on Proposal 1. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?	A.	Proposal 1—Election of Class III Directors

The three nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 1. Shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee and will be treated as "broker non-votes." As a result, broker non-votes will have no effect on the voting on Proposal 1. With respect to Proposal 1, you may:
• vote FOR all nominees;

• vote FOR one or more nominee(s) and WITHHOLD your vote from the other nominee(s); or
• WITHHOLD your vote from all nominees.
Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
Proposal 2—Ratification of Appointment of Independent Auditors

To approve Proposal 2, stockholders holding a majority of the votes cast affirmatively or negatively on the matter must vote FOR the proposal. Proposal 2 is a discretionary matter. If your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your unvoted shares on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 2.

Although stockholder approval of our audit committee's appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2015 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee may reconsider its appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2015.

Q.	Are there other matters to be voted on at the annual meeting?	A.

We do not know of any matters that may come before the annual meeting other than the election of three class III directors and the ratification of the appointment of our independent auditors. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?	A.	We will report the voting results in a Current Report on Form 8-K within four business days following the adjournment of our annual meeting.

Q.	What are the costs of soliciting these proxies?	A.

We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to OvaScience, Inc., 215 First Street, Suite 240, Cambridge, Massachusetts 02142, Attention: Investor Relations, Telephone: (617) 500-2802. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

CORPORATE GOVERNANCE

General

        We believe that good corporate governance is important to ensure that OvaScience is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted.

        We have adopted a written Code of Business Conduct and Ethics, which applies to all of our officers, directors and employees. We have also adopted charters for our audit committee, our compensation committee and our nominating and governance committee, and Corporate Governance Guidelines. We have posted copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and committee charters on the Corporate Governance page of the Investors section of our website, ir.ovascience.com, which you can access free of charge. We intend to disclose on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics required to be disclosed by law or by the rules of The Nasdaq Stock Market.

Our Board of Directors

Members of the Board of Directors

        Set forth below for each director, including the class III director nominees, is information as of April 1, 2015 with respect to his or her (a) name and age, (b) positions and offices at OvaScience, if any, (c) principal occupation and business experience for the past five years, (d) directorships, if any, of other publicly-held companies during the past five years, and (e) the year such person became a member of our board of directors. We have also included information below regarding each director's specific experience, qualifications, attributes and skills that led our board to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in "Board Processes—Director Nomination Process" on page 15 that we expect of each director.

Name	Age	Position
Michelle Dipp, M.D., Ph.D.	38	Chief Executive Officer, Director
Richard Aldrich(3)	60	Director
Jeffrey D. Capello(1)	50	Director
Mary Fisher(2)	53	Director
Marc Kozin(3)	53	Director
Thomas Malley(1)(2)	46	Director
Harald Stock, Ph.D.(1)(2)	46	Director

(1)
Member of the audit committee

(2)
Member of the compensation committee

(3)
Member of the nominating and corporate governance committee

        Michelle Dipp, M.D., Ph.D. co-founded our company in April 2011. She has served as a member of our board of directors since July 2011, our chief executive officer since June 2011 and our president from September 2011 until December 2014. Dr. Dipp has served as a partner of Longwood Fund, LP, a venture capital investment fund, since 2010. From 2008 to 2009, Dr. Dipp served as vice president and then, from 2009 to 2011, senior vice president and head of the Centre of Excellence For External Drug Discovery (CEEDD), a business development unit at GlaxoSmithKline, a pharmaceutical and healthcare company. Prior to that, she was a founding employee of Sirtris Pharmaceuticals, Inc., a pharmaceutical company, where she served as vice president of corporate development from 2005 to 2008. Dr. Dipp serves on the Biotechnology Industry Organization's (BIO) Emerging Companies

Governing Board, the New England Venture Capital Association (NEVCA) Board, the Beth Israel Deaconess Medical Center Board of Directors, the Boston Symphony Orchestra Board of Overseers, and the MassBio Advisory Board. Dr. Dipp holds an M.D. from Oxford University Medical School and a Ph.D. in physiology from the University of Oxford. We believe that Dr. Dipp is qualified to serve on our board of directors due to her scientific expertise and her experience in the life sciences industry as an entrepreneur and venture capitalist.

        Richard Aldrich co-founded our company in April 2011. He has served as a member of our board of directors since July 2011 and as the chairman of our board of directors since March 2012. Mr. Aldrich is a co-founder and partner of Longwood Fund, LP, a venture capital investment fund. He has co-founded and helped to build several successful biotech companies including Sirtris Pharmaceuticals, Inc. (acquired by GlaxoSmithKline in 2008); Concert Pharmaceuticals, Inc., where he serves as chairman of the board; Alnara Pharmaceuticals, Inc. (acquired by Eli Lilly in 2010); Verastem, Inc.,; and Flex Pharma, Inc., a biotechnology company developing treatments for symptoms associated with neuromuscular conditions. Mr. Aldrich also serves on the board of directors of PTC Therapeutics, Inc., Mitobridge, Inc. and Colorescience, Inc. Prior to co-founding Longwood, he was General Partner of RA Capital, a biotechnology investment fund he co-founded in 2001. Mr. Aldrich was also a founding employee of Vertex Pharmaceuticals, Inc., where he held the position of Senior Vice President and Chief Business Officer and managed all commercial and operating functions from 1989 to 2001. Prior to joining Vertex, Mr. Aldrich held several management positions at Biogen, Inc. Mr. Aldrich serves on the Board of the Massachusetts Eye & Ear Infirmary and the Greater Boston YMCA. Mr. Aldrich received his undergraduate degree from Boston College, and an M.B.A. from the Amos Tuck School at Dartmouth College. We believe that Mr. Aldrich is qualified to serve on our board of directors due to his experience in the life sciences industry as an entrepreneur and venture capitalist and his service on the boards of directors of other life sciences companies.

        Jeffrey D. Capello has served as a member of our board of directors since March 2012. Since July 2014, Mr. Capello has served as the Executive Vice President and Chief Financial Officer of Ortho-Clinical Diagnostics, which was acquired by the Carlyle Group from Johnson & Johnson, with responsibility for global finance and business development. Prior to his role at Ortho-Clinical Diagnostics, Mr. Capello served as Chief Financial Officer and Executive Vice President of Boston Scientific from March 2010 to December 2013. At Boston Scientific, Mr. Capello was responsible for the worldwide management of Boston Scientific's finance, information systems, business development and corporate strategy functions. Mr. Capello joined Boston Scientific in June 2008 and served as Senior Vice President and Chief Accounting Officer until March 2010. Prior to joining Boston Scientific, he was the Senior Vice President and Chief Financial Officer with responsibilities for global finance and business development at PerkinElmer, Inc. from 2006 to 2008. Previously, he served as PerkinElmer's Vice President of Finance, Corporate Controller, Treasurer and Chief Accounting Officer from 2001 to 2006. Prior to his tenure at PerkinElmer, Mr. Capello was a Partner at PricewaterhouseCoopers LLP, both in the United States and in the Netherlands. Mr. Capello is a board member of Flex Pharma, Inc., a biotechnology company developing treatments for symptoms associated with neuromuscular conditions. Previously, Mr. Capello was a member of the board of directors of Sirtris Pharmaceuticals, Inc., which was acquired by GlaxoSmithKline in 2008, and served as the Chair of its audit committee. Mr. Capello holds a B.S. degree in business administration from the University of Vermont and an M.B.A. degree from Harvard Business School. Mr. Capello is also a certified public accountant. We believe that Mr. Capello is qualified to serve on our board of directors due to his experience in the medical device and healthcare technology industries, his accounting background and his service on the boards of directors of other life sciences companies.

        Mary Fisher has served as a member of our board of directors since June 2013. Ms. Fisher also serves as Chief Executive Officer and Director at Colorescience, Inc., a former division of SkinMedica, Inc., where she served as Chief Executive Officer from April 2008 to December 2012, when she led the sale of the company to Allergan, Inc. Prior to joining SkinMedica, Ms. Fisher was the Chief Operating Officer of Acorda Therapeutics, Inc., a biotechnology company focused on developing products for the treatment of central nervous system disorders, with responsibility for corporate strategy and business development, financial planning, sales and marketing, and manufacturing. Previously, Ms. Fisher was Vice President, Strategic Healthcare and Commercial Operations for Cephalon, Inc., with responsibility for product planning and marketing, managed care sales, and manufacturing. Her earlier experience includes positions at Immunex Corp. and Boehringer Ingelheim. She is also a member of the board of directors of Zeltiq Aesthetics, Inc., a publicly-traded medical technology company, and Neuroscience Nursing Foundation. We believe that Ms. Fisher is qualified to serve on our board based on her more than 25 years of experience in the pharmaceutical and biotechnology industries, including her executive experience.

        Marc Kozin has served as a member of our board of directors since January 2014. Mr. Kozin has been a Senior Advisor to L.E.K. Consulting, a global strategy consulting firm, since July 2011. Prior to that, Mr. Kozin served as president of L.E.K.'s North American practice for 15 years. Mr. Kozin currently serves as a member of the board of directors of UFP Technologies, Inc., a designer and manufacturer of engineered packaging solutions and engineered component products, DYAX Corp., a biopharmaceutical company, Endocyte, Inc., a biotechnology company developing treatments for cancer and inflammatory diseases, Flex Pharma, Inc., a biotechnology company developing treatments for symptoms associated with neuromuscular conditions, and two privately-held companies. He also serves on the strategic advisory board for Healthcare Royalty Partners, a global healthcare investment firm. Mr. Kozin holds a B.A., with distinction, in economics from Duke University and an M.B.A., with distinction, from The Wharton School, University of Pennsylvania. Mr. Kozin is qualified to serve on our board of directors due to his nearly 30 years of experience in corporate and business unit strategy consulting, merger and acquisition advisory services, and value management both domestically and internationally.

        Thomas Malley has served as a member of our board of directors since October 2012. Since May 2007, Mr. Malley has served as President of Mossrock Capital, LLC, a private investment firm. From April 1991 to May 2007, Mr. Malley served with Janus Mutual Funds as an analyst for eight years and as a vice president and portfolio manager for the Janus Global Life Sciences Fund for eight years. He serves on the board of directors of Puma Biotechnology, Inc. and Synageva BioPharma Corp. He previously served as a director of Cougar Biotechnology, Inc. from 2007 to 2009. Mr. Malley holds a B.S. in biology from Stanford University and has been a chartered financial analyst since 1994. We believe that Mr. Malley is qualified to serve on our board of directors due to his investment and financial experience in the biotechnology industry and his service on the boards of directors of other life sciences companies.

        Harald F. Stock, Ph.D., has served as a member of our board of directors since February 2013. Dr. Stock is currently the president and chief executive officer of ArjoHuntleigh, a leading global provider of caregiver equipment for patients with reduced mobility, and executive vice president of the Extended Care Business Area at the publicly traded Getinge Group, ArjoHuntleigh's principal owner. He previously served as chief executive officer of the Grünenthal Group, a German specialty pharmaceutical company, from January 2009 to May 2013. Prior to joining Grünenthal, he served as chairman and managing director of the German DePuy Group, the orthopedics division of Johnson & Johnson, from 2006 until the end of 2008. Dr. Stock served on the board of directors of the European Federation of Pharmaceutical Industries and Associations (efpia) and is a board member of a privately-held pharmaceutical company. From May 2011 to October 2012, he was the vice-chairman of the supervisory board of PAION AG, a publicly traded biopharmaceutical company. Dr. Stock studied chemistry and business administration in Great Britain and Germany and received a Ph.D. in inorganic chemistry from the University of Heidelberg in 1997. We believe that Dr. Stock is qualified to serve on our board of directors due to his scientific expertise and his experience with global pharmaceutical companies.

        There are no family relationships among any of our directors or executive officers.

Board Composition

        In accordance with the terms of our certificate of incorporation and by-laws, our board of directors is divided into three classes, with each class having as near an equal number of directors as possible. The terms of service of the three classes are staggered so the term of one class of our board of directors expires each year. Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Our board of directors currently consists of seven members, divided into three classes as follows:

  •
  class I consists of Dr. Stock and Mr. Kozin, each with a term expiring at the 2016 annual meeting of stockholders;

  •
  class II consists of Mr. Aldrich and Ms. Fisher, each with a term expiring at the 2017 annual meeting of stockholders; and

  •
  class III consists of Dr. Dipp and Messrs. Capello and Malley, each with a term expiring at the 2015 annual meeting of stockholders.

        Our certificate of incorporation and by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation and by-laws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Board Determination of Independence

        We determine whether our board members and committee members are independent according to the standards set forth in the Nasdaq Listing Rules. The Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

        Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that none of Messrs. Aldrich, Capello, Kozin, and Malley, Ms. Fisher and Dr. Stock has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our board of directors also determined that Dr. Christoph Westphal and Mr. Stephen Kraus, former members of our board of directors who resigned in May 2014 and December 2014, respectively, were independent under the same definition. In making its determination, our board of directors considered the relationships that each such non-employee director has with our company, their beneficial ownership of our outstanding capital stock and all other facts and circumstances our board of directors deemed relevant in determining their independence. In addition, our board of directors determined that all of the members of our board's three standing committees described below are independent, as defined under applicable Nasdaq Listing Rules and, in the case of all members of our audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Board Leadership Structure

        Our board of directors has determined that the roles of chairman of the board and chief executive officer should be separated at the current time. Mr. Aldrich, an independent director, serves as the chairman of the board, and Dr. Dipp has served as our chief executive officer and a director since 2011. Mr. Aldrich's duties as chairman of the board include the following:

  •
  chairing meetings of the independent directors in executive session;

  •
  meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;

  •
  facilitating communications between other members of our board and the chief executive officer;

  •
  preparing or approving the agenda for each board meeting;

  •
  determining the frequency and length of board meetings and recommending when special meetings of our board should be held; and

  •
  reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board (see "Board Processes—Communications with Stockholders" below).

        Our board decided to separate the roles of chairman and chief executive officer because it believes that leadership structure offers the following benefits.

  •
  increasing the independent oversight of OvaScience and enhancing our board's objective evaluation of our chief executive officer;

  •
  providing the chief executive officer with an experienced sounding board;

  •
  providing greater opportunities for communication between stockholders and our board; and

  •
  enhancing the independent and objective assessment of risk by our board.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our board of directors. Copies of the committee charters are posted on the Investor Relations section of our website, ir.ovascience.com.

Audit Committee

        The responsibilities of the audit committee include:

  •
  appointing, terminating (when necessary), approving the compensation of and assessing the independence of our registered public accounting firm;

  •
  overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

  •
  reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  overseeing our internal audit function;

  •
  overseeing our risk assessment and risk management policies;

  •
  establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our internal auditing staff, registered public accounting firm and management;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by SEC rules.

        The members of the audit committee are Messrs. Capello (Chair) and Malley and Dr. Stock. Our board of directors has determined that each member of the audit committee meets the financial literacy requirement under the applicable Nasdaq Listing Rules and that Mr. Capello is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. All members of the audit committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The audit committee met six times during 2014.

        All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee

        The responsibilities of the compensation committee include:

  •
  annually reviewing and approving corporate goals and objectives relevant to our chief executive officer's compensation;

  •
  determining our chief executive officer's compensation;

  •
  reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our equity incentive plans; and

  •
  reviewing and making recommendations to our board with respect to director compensation.

        The members of the compensation committee are Mr. Malley (Chair), Ms. Fisher and Dr. Stock. Each of the members is independent as defined under the Nasdaq Listing Rules applicable to compensation committee members. The compensation committee met five times during 2014.

        Executive Compensation Process.    As part of its role, the compensation committee has adopted a process under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the corporation as a whole and each individual executive. Annual corporate goals are proposed by our management team and approved by our board of directors in the first quarter of each fiscal year. These corporate goals target the achievement of specific operational milestones. The chief executive officer's proposed goals are closely tied to the annual corporate goals and are approved by the compensation committee of the Board of Directors. Annual individual goals focus on contributions which facilitate the achievement of specific corporate goals and are set during the first quarter of each calendar year. The chief executive officer approves the goals proposed by our other executive officers. Annual salary increases, annual bonuses, annual stock awards and annual stock option awards, if any, granted to our executive are tied to the achievement of the corporate goals, and each individual's contribution to the achievement of specific corporate goals. Notwithstanding the above, all compensation decisions for employees at every level, including our chief executive officer and other executive officers, are made in the sole discretion of our board or the compensation committee.

        Compensation Consultant.    During fiscal year 2014, Pearl Meyer and Partners, a national executive compensation consulting firm, served as our independent compensation consultant. At the request of our compensation committee, Pearl Meyer and Partners was engaged by our management team and reported directly to our compensation committee. Pearl Meyer and Partners assists the compensation committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, defining the appropriate market of the Company's peer companies for executive compensation and practices, benchmarking our executive compensation program against the peer group each year and advising on market practices generally. Pearl Meyer and Partners also assists the committee in benchmarking our director compensation program and practices against those of our peers. Pearl Meyer and Partners is authorized to interact with the compensation committee, as needed in connection with advising the compensation committee, and Pearl Meyer and Partners is included in discussions with management and, when applicable, the compensation committee's outside legal counsel on matters being brought to the compensation committee for consideration.

        Pearl Meyer and Partners did not provide any services to the Company other than executive and director compensation consulting services during fiscal year 2014. In compliance with SEC rules and the corporate governance rules of The NASDAQ Stock Market, Pearl Meyer and Partners provided the compensation committee with a letter addressing each of the six independence factors set forth in those rules. Their responses affirm the independence of Pearl Meyer and Partners and the partners, consultants, and employees who service the compensation committee on executive compensation matters and governance issues. Additionally, the compensation committee has assessed the independence of Pearl Meyer and Partners pursuant to SEC rules and concluded that Pearl Meyer and Partners' work for the Company does not raise any conflict of interest.

Nominating and Corporate Governance Committee

        The responsibilities of the nominating and corporate governance committee include:

  •
  identifying individuals qualified to become board members;

  •
  recommending to our board the persons to be nominated for election as directors and to each of the board's committees;

  •
  reviewing and making recommendations to the board with respect to management succession planning;

  •
  developing and recommending to the board corporate governance guidelines; and

  •
  overseeing an annual evaluation of the board.

        The members of the nominating and corporate governance committee are Messrs. Aldrich (Chair) and Kozin. All members of the nominating and corporate governance committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

        The nominating and corporate governance committee met once during 2014.

Board Meetings and Attendance

        Our board of directors met six times during 2014. During 2014, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he or she then served.

        Our corporate governance guidelines provide that directors are expected to attend annual meetings. All of our directors attended our annual meeting of stockholders in 2014.

Compensation Committee Interlocks and Insider Participation

        From January 1 to December 23, 2014, our compensation committee was comprised of Messrs. Kraus and Malley (Chair) and Dr. Stock. From December 29, 2014 through the end of the year, our compensation committee was comprised of Mr. Malley (Chair), Ms. Fisher and Dr. Stock. No member of our compensation committee during the fiscal year ended December 31, 2014 has at any time been an officer or employee of ours. None of our executive officers serves as a member of another entity's board of directors or compensation committee that has one or more executive officers serving as a member of our board of directors or compensation committee.

Board Processes

Oversight of Risk

        Our board manages its risk oversight function directly and through its committees. Our management is responsible for risk management on a day to day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. Each committee reports to our board on a regular basis, including reports with respect to the committee's risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks.

        Our compensation committee has discussed the concept of risk as it relates to our compensation programs, including our executive compensation program. Our compensation committee believes that our compensation programs do not encourage excessive or inappropriate risk taking and that any risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on our company. Our compensation committee believes that any such risks are mitigated by:

  •
  The balanced mix of pay components including base salary, our annual cash incentive bonus program and, for most of our employees, equity awards that vest over multiple years and are intended to motivate employees to take a long-term view of our business, with the exception of our arrangement with Michelle Dipp, M.D., Ph.D., as described more fully in "Executive Compensation" below, which our compensation committee believes aligns Dr. Dipp's interests with those of our stockholders and incentivizes Dr. Dipp to continue to serve as our chief executive officer.

  •
  The structure of our annual cash incentive bonus program, which is based on (i) multiple performance measures to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that we believe are somewhat aggressive yet reasonable and should not require undue risk-taking to achieve.

Director Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates that are not then serving on our board, interviews of selected candidates by members of the committee and our board.

        In considering whether to recommend any particular candidate for nomination as a director, our nominating and corporate governance committee applies the criteria set forth in our Corporate Governance Guidelines. Consistent with these criteria, our nominating and corporate governance committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment, and a commitment to understanding our business and industry.

        Each director's biography, including the nominees for director, are contained under "Corporate Governance—Our Board of Directors" and indicate the experience, qualifications, attributes and skills of each of our current nominees for director that led our nominating and corporate governance committee and our board to conclude each of the nominees should continue to serve as a director of OvaScience. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

        Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds and consequently considers the value of diversity when selecting nominees. The nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

        Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to OvaScience, Inc., 215 First Street, Suite 240, Cambridge, Massachusetts 02142, Attention: Nominating and Corporate Governance Committee. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with Stockholders

        Our board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with the Company through its Investor Relations Department by writing to OvaScience, Inc., 215 First Street, Suite 240, Cambridge, Massachusetts 02142, Attention: Investor Relations, by calling Investor Relations at 617-500-2802, or by sending an e-mail to info@ovascience.com. Additional information about contacting OvaScience is available on the Investor Relations section of our website, which is located at ir.ovascience.com.

        Stockholders and other persons interested in communicating directly with the chairman of the board or with the non-management directors as a group may do so by writing to OvaScience, Inc., 215 First Street, Suite 240, Cambridge, Massachusetts 02142, Attn: Chairman of the Board.

Executive Officers

        The following table sets forth certain information regarding our executive officers as of April 1, 2015. The following executive officers are at-will employees.

Name	Age	Position
Michelle Dipp, M.D., Ph.D.	38	Chief Executive Officer, Director
Arthur Tzianabos, Ph.D.	52	President and Chief Scientific Officer
Jeffrey E. Young	42	Chief Financial Officer
Theresa McNeely	51	Executive Vice President, Chief Communications Officer
David Harding	49	Chief Commercial Officer

        Michelle Dipp, M.D., Ph.D. Dr. Dipp's biographical information is set forth above under "Our Board of Directors."

        Arthur Tzianabos, Ph.D. has served as President and Chief Scientific Officer of OvaScience since December 2014. Dr. Tzianabos was initially appointed as our Chief Scientific Officer in September 2013. Dr. Tzianabos has more than 20 years of experience in drug discovery and development, strategic planning, portfolio management, business development and alliance management. He joined us from Shire plc, where he served most recently as Senior Vice President and Head, Research and Nonclinical Early Development leading the group from December 2011 to August 2013. During his eight years at Shire, he served in roles of increasing responsibility and was instrumental in the development of the human genetic therapies pipeline following Shire's acquisition of Transkaryotic Therapies, Inc. in 2005. He also played an active role in the development, approval, and commercial launch of several therapies for the treatment of patients with rare diseases. Prior to Shire, Dr. Tzianabos was an Associate Professor of Medicine at Harvard Medical School and maintained laboratories at the Channing Laboratory, Brigham and Women's Hospital and the Department of Microbiology and Molecular Genetics at Harvard Medical School. He continues to advise and serve on the Boards of several privately-held biotechnology companies. Dr. Tzianabos holds a B.S. in Biology from Boston College and a Ph.D. in Microbiology from the University of New Hampshire.

        Jeffrey E. Young has served as our Chief Financial Officer since September 2014. Mr. Young joined us from Transmedics, Inc., where he served as Chief Financial Officer and Treasurer from August 2013 to August 2014, leading the finance, accounting, tax and treasury functions. Prior to Transmedics, Mr. Young was Chief Financial Officer and Treasurer at Lantheus Medical Imaging, Inc., an international corporation, from September 2008 to August 2013. While at Lantheus, he was responsible for multiple functions, including finance, accounting, customer service, tax and treasury. Before Lantheus, Mr. Young served as Chief Accounting Officer, Vice President of Finance and Treasurer at Critical Therapeutics from 2005 to 2008, and managed the company's transition during its acquisition by Cornerstone BioPharma. Earlier in his career, Mr. Young held finance roles at PerkinElmer, Inc.

and PricewaterhouseCoopers LLP. Mr. Young is a Certified Public Accountant and holds a B.S. in Business Administration from Georgetown University.

        Theresa McNeely has served as our Executive Vice President, Chief Communications Officer since December 2014 and prior to this promotion, Ms. McNeely was our Executive Vice President, Strategic Corporate Communications from August 2012 to December 2014. Ms. McNeely has over 20 years of integrated corporate communications experience spanning investor relations, public relations, marketing communications, and patient advocacy in life sciences companies, including pharmaceutical and biotech, molecular diagnostics, tools and service providers. Prior to joining us, from August 2008 to July 2011, Ms. McNeely was Vice President of Corporate Communications at Clinical Data, Inc., a drug development company that was acquired by Forest Laboratories. Ms. McNeely has also held management positions at Millennium Pharmaceuticals, EXACT Sciences and Pyrosequencing. Earlier in her career Ms. McNeeley worked for Allen & Co., a boutique investment bank. She is a member of the advisory board of Cramer, a creative marketing studio. Ms. McNeely received her B.S. in Business Administration from Providence College, and an M.S. in Business Communications and Healthcare Communications from Simmons College.

        David Harding has served as our Chief Commercial Officer since December 2014. Prior to joining us, from 2007 to December 2014, he worked at Hologic, Inc., where he most recently served as Group Senior Vice President and General Manager of Women's Health and was responsible for the global business for multiple product lines, including the sales and marketing functions. While at Hologic, he held roles of increasing responsibility, including serving as Senior Vice President, International, and Senior Vice President and General Manager, Interventional Breast Solutions. Prior to Hologic's acquisition of Cytyc Corporation in 2007, Mr. Harding was Senior Vice President and President of Cytyc International. Earlier in his career, he was an associate and then partner at McKinsey & Company. Mr. Harding holds a B.S. in Aerospace Engineering from the University of Southern California, and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Person Transactions

        Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our chief legal officer or, in the event we do not have a chief legal officer, to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a direct or indirect material interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity that is a party to the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or by-laws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Related Person Transactions

        Except as set forth below and in this proxy statement under the captions "Executive Compensation" and "Director Compensation," there were no transactions to which we were a party since January 1, 2014 through the date of this proxy statement with our directors and officers and beneficial owners of more than 5% of our voting securities and their affiliates.

Public Offerings of Common Stock

        In March 2014, we issued and sold an aggregate of 5,518,630 shares of common stock at a price per share of $10.00, pursuant to a shelf registration statement on Form S-3, for an aggregate purchase price of approximately $55.2 million. The following table sets forth the number of shares of our common stock that we issued to our directors, executive officers, 5% stockholders and their affiliates in this registered offering:

Name	Shares of Common Stock
Longwood Fund, LP(1)	100,000

(1)
Richard Aldrich, Michelle Dipp, M.D., Ph.D. and Christoph Westphal, M.D., Ph.D., members of our board of directors and holders of more than 5% of our voting securities, are members of the general partner of Longwood Fund, LP. Dr. Westphal resigned from our board on May 7, 2014.

        In January 2015, we issued and sold an aggregate of 2,645,000 shares of common stock at a price per share of $50.00, pursuant to a shelf registration statement on Form S-3, for an aggregate purchase price of approximately $132.5 million. As part of the offering, Thomas Malley, one of our directors, purchased 35,000 shares of our common stock at the offering price of $50.00 per share.

Restricted Stock Unit Grants

        On December 9, 2014, we issued a total of 54,078 restricted stock units ("RSUs") to our Chief Executive Officer, Michelle Dipp, M.D., Ph.D., who is also a director and co-founder. This included a grant of 30,902 RSUs with time-based vesting as follows: 3,863 shares on March 31, 2015 and approximately 3,863 shares each quarter thereafter until December 31, 2016. The fair value of the time-based RSUs is based on the closing price of our common stock on the award date, or $32.36 per share. We also granted Dr. Dipp 23,176 RSUs that will vest only upon the achievement of performance conditions as determined by our board of directors. On March 29, 2015, the board of directors established the 2015 performance criteria for the first tranche of the award and communicated the performance criteria to Dr. Dipp. No performance-based RSUs related to this award have vested.

        On December 5, 2012, we issued a total of 192,308 RSUs to Dr. Dipp. This included a grant of 128,205 RSUs with time-based vesting as follows: 16,025 shares on March 31, 2013 and approximately 16,025 shares each quarter thereafter until December 31, 2014. The fair value of the time-based RSUs is based on the closing price of our common stock on the award date, or $7.80 per share. We also granted Dr. Dipp 64,103 RSUs that will vest only upon the achievement of performance conditions as determined by our board of directors. On March 20, 2013, the board of directors established the 2013 performance criteria for the first tranche of the award and communicated the performance criteria to Dr. Dipp. The grant date stock price of these performance-based RSUs was $10.00 per share. In December 2013, 19,230 performance-based RSUs vested out of a total of 32,051 performance- based RSUs granted. The total fair value of RSUs vested during 2013 (measured on the date of vesting) was $0.7 million. On February 7, 2014 the board of directors established the 2014 performance criteria for the second tranche of the award and communicated the performance criteria to Dr. Dipp. In December 2014, all 32,052 of the performance-based RSUs vested. The total fair value of the RSUs vested during 2014 (measured on the date of vesting) was $0.8 million.

        For additional information relating to Dr. Dipp's employment arrangements, see "Executive Compensation".

Stock and Option Grants

        On June 13, 2014, we amended the employment letter agreement between the Company and Dr. Dipp and granted Dr. Dipp a stock option to purchase 500,000 shares of Common Stock, to vest quarterly over a four-year period, with an exercise price of $8.43 per share.

        On March 3, 2015, we issued a stock award of 2,375 shares of the Company's common stock to Dr. Dipp as a discretionary stock bonus for her performance in 2014 and to reflect the Company's over-achievement of corporate goals set out and approved by the Board in 2014

Scientific Advisory Board Agreement

        Our former director, Dr. Tilly, who resigned from our board of directors in January 2014, is also a member of our scientific advisory board and receives compensation for his participation pursuant to our scientific advisory board agreement with him. During 2014, Dr. Tilly received $98,500 for his membership on our scientific advisory board.

Investor Rights Agreement

        We are a party to an amended and restated investor rights agreement dated March 29, 2012, which we refer to as the investor rights agreement, with certain holders of our common stock, including some of our directors, executive officers and 5% stockholders and their affiliates and entities affiliated with our directors. The investor rights agreement provides these holders various rights, including the right to have us file registration statements covering their shares of common stock issued upon conversion of their preferred stock or request that such shares be covered by a registration statement that we are otherwise filing, the right to receive certain financial information and the right to participate in future equity offerings.

Indemnification

        Our certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and must advance expenses, including attorneys' fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions. In addition, we have entered into indemnification agreements with our directors.

EXECUTIVE COMPENSATION

Overview

        For 2014, our "named executive officers" were Michelle Dipp, M.D., Ph.D., our chief executive officer; Arthur Tzianabos, Ph.D., our president and chief scientific officer; and David Harding, our chief commercial officer.

        We commenced operations in April 2011 and hired Dr. Dipp in June 2011. We hired Dr. Tzianabos in 2013 and Mr. Harding in December 2014. In 2011, Dr. Dipp did not receive compensation from us for her service as our chief executive officer because of her service as a member of the general partner of Longwood Fund, LP, a venture capital investment fund and one of our principal stockholders. In December 2012 and December 2014, our compensation committee recommended to our board of directors, and our board of directors granted to Dr. Dipp, restricted stock awards designed to align Dr. Dipp's interests with those of our stockholders and incent Dr. Dipp to continue to serve as our chief executive officer. We may in the future determine to compensate her with cash or other compensation for her service as our chief executive officer. The compensation of each of our other named executive officers is based on individual terms approved by our board of directors.

Summary Compensation Table

        The following table sets forth the total compensation awarded to, earned by or paid to our named executive officers during 2013 and 2014:

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Michelle Dipp, M.D., Ph.D.	2014		—	—	1,280,444	(3)	4,348,586	—		5,629,030
Chief Executive Officer	2013	(2)	—	—	—		—	—		—
Arthur Tzianabos, Ph.D.	2014		350,000	294,000	—		3,507,672	13,258	(4)	4,164,930
President and Chief Scientific	2013		106,346	—	—		4,245,729	504	(4)	4,352,579
Officer
David Harding	2014		12,696	8,400	—		4,456,138	761	(4)	4,477,995
Chief Commercial Officer

(1)
These amounts reflect the grant date fair value of stock options computed in accordance with the provisions of ASC 718. The assumptions that we used to calculate these amounts are discussed in Notes 2 and 9 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2)
Dr. Dipp earned certain portions of performance-based stock units granted in 2012 during 2013. The assumptions used to determine the compensation expense recorded related to the performance-based stock units and other awards are discussed in Notes 2 and 9 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(3)
This amount reflects the grant date fair value of time-based restricted stock units granted to Dr. Dipp in 2014 and performance-based restricted stock units that vested on December 31, 2014 computed in accordance with the provisions of ASC 718. The assumptions that we used to calculate this amount is discussed in Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(4)
This amount reflects the value of life insurance, accidental death and dismemberment, short term disability and long term disability premiums and safe harbor matches under our 401(k) plan.

Outstanding Equity Awards at Year End Table

        The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2014.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
				Option Exercise Price ($/Sh)
					Option Expiration Date
Name	Exercisable	Unexercisable
Michelle Dipp, M.D., Ph.D.	169,656	169,657	(2)	7.80	12/4/2022	—		—
	62,500	437,500	(3)	8.43	6/12/2024	—		—
	—	200,000	(4)	32.36	12/8/2024	—		—
	—	—		—	—	65,806	(5)	2,909,941
	—	—		—	—	30,902	(6)	2,834,635
	—	—		—	—	23,176	(7)	1,024,842
Arthur Tzianabos, Ph.D.	97,500	214,500	(8)	14.27	9/9/2023
	41,250	123,750	(9)	8.58	12/4/2023
	—	270,000	(4)	32.36	12/8/2024
David Harding	—	343,000	(10)	32.36	12/8/2024

(1)
The market value of the stock awards is based on the fair value price of our common stock of $44.22 per share at December 31, 2014.

(2)
This option award has a vesting commencement date of December 31, 2012 and vests in approximately equal quarterly installments through December 2016.

(3)
This option award has a vesting commencement date of June 13, 2014 and vests in approximately equal quarterly installments through June 2017.

(4)
This option award vests with respect to 25% of the shares on the first anniversary of the date of grant, which was December 9, 2014, and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the date of grant.

(5)
This stock award vested with respect to 25% of the shares on the grant date, which was April 5, 2011, and vests with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the grant date.

(6)
This restricted stock unit award has an initial vesting date of March 31, 2015 and vests in approximately equal quarterly installments through December 2016.

(7)
This restricted stock unit award includes two approximately equal tranches that will vest on December 31, 2015 and 2016 upon meeting certain performance-based vesting conditions. No value was calculated as of December 31, 2014 because the performance criteria had not been established and communicated to Dr. Dipp as of that date.

(8)
This option award vests with respect to 25% of the shares on the first anniversary of the date of hire, which was September 3, 2013, and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the date of hire. This non-qualified stock option was issued as an inducement award outside of the 2012 Stock Incentive Plan.

(9)
This option award vests with respect to 25% of the shares on the first anniversary of the date of grant, which was December 5, 2013, and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the date of grant.

(10)
This option award vests with respect to 25% of the shares on the first anniversary of the date of hire, which was December 9, 2014, and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the date of hire. This was issued as an inducement award outside of the 2012 Stock Incentive Plan.

Employment Agreements and Separation Agreements

  Michelle Dipp, M.D., Ph.D.

        In December 2012, we entered into an employment agreement with Dr. Dipp to serve as our President and Chief Executive Officer on an at-will basis. Dr. Dipp does not receive cash compensation from us. Pursuant to the terms of this agreement, in December 2012, we granted Dr. Dipp an option to purchase 339,313 shares of our common stock, all of which vest quarterly over four years, and restricted stock units in the aggregate amount of 192,308 shares of our common stock, 128,205 of which vested quarterly over two years and 64,103 of which vest based on the achievement of performance metrics. Of the 64,103 performance-based restricted stock units, 19,230 vested as of December 31, 2013 and 32,502 vested as of December 31, 2014. In December 2014, in connection with Dr. Dipp's continued employment with us, we entered into an amended and restated employment agreement with Dr. Dipp extending the terms of Dr. Dipp's employment as Chief Executive Officer of the Company. Pursuant to the terms of this agreement, in December 2014, we granted Dr. Dipp an option to purchase 200,000 shares of our common stock, 25% of which will vest on December 9, 2015 and 6.25% of the shares will vest each quarter thereafter. Additionally, Dr. Dipp received restricted stock units representing the right to receive a target amount of 15,451 shares of Common Stock, which will vest annually over a two year period upon meeting certain performance-based vesting conditions, provided that Dr. Dipp can earn up to 150% of such target amount (or a maximum of 23,176 shares) based upon surpassing such performance-based conditions. Dr. Dipp is also bound by the terms of agreements covering non-solicitation, non-competition, confidential information and inventions assignment, which, among other things, prevent her from competing with us during the term of her agreement and for a specified time thereafter.

  Arthur Tzianabos, Ph.D.

        In July 2013, we entered into an employment agreement with Dr. Tzianabos, pursuant to which we agreed to employ Dr. Tzianabos on an at-will basis. Dr. Tzianabos' 2014 base salary was $350,000 pursuant to the terms of our employment agreement with him and in December 2014, in connection with Dr. Tzianabos promotion to President, his annual base salary was increased to $425,000. Dr. Tzianabos is eligible to receive an annual bonus of up to 50% of his base salary, as determined by our board of directors in its sole discretion on the achievement of performance goals determined by our chief executive officer in consultation with the board. Dr. Tzianabos is also bound by the terms of agreements covering non-solicitation, non-competition, confidential information and inventions assignment, which, among other things, prevent him from competing with us during the term of his agreement and for a specified time thereafter.

  David Harding

        In December 2014, we entered into an employment agreement with Mr. Harding, pursuant to which we agreed to employ Mr. Harding on an at-will basis. Mr. Harding's 2014 base salary was $350,000 pursuant to the terms of our employment agreement with him. Pursuant to the terms of his employment agreement, he is eligible for an annual bonus of up to 40% of his base salary, as determined by our board of directors in its sole discretion on the achievement of performance goals determined by our chief executive officer in consultation with the board. Mr. Harding is bound by the terms of agreements covering non-solicitation, non-competition, confidential information and inventions assignment, which, among other things, prevent him from competing with us during the term of his agreement and for a specified time thereafter.

        In connection with entering into employment agreements with Dr. Tzianabos and Mr. Harding, we granted them options to purchase 312,000 and 343,000 shares of our common stock, respectively. See "Securities Authorized for Issuance Under Our Equity Compensation Plans" for additional information.

2014 Bonus Payments

        On March 3, 2015, we issued a stock award of 2,375 shares of our common stock to Dr. Dipp as a discretionary stock bonus for her performance in 2014 and to reflect the Company's over-achievement of corporate goals set out and approved by the Board in 2014. Additionally, our Compensation Committee approved a discretionary cash bonus payment to Dr. Tzianabos in the amount of $294,000, which was in excess of his target bonus amount, based on his performance in 2014 and the Company's over-achievement of its 2014 Corporate Goals. Mr. Harding received a discretionary cash bonus of $8,400, which was equal to his target bonus amount and prorated from his start date in December 2014.

Potential Payments upon Termination or Change in Control

        Upon execution and effectiveness of a release of claims, each of Dr. Dipp and Dr. Tzianabos will be entitled to severance benefits if we terminate her or his employment without cause, as defined in the employment agreements described above, or if Dr. Dipp or Dr. Tzianabos terminates employment with us for good reason, as defined in the employment agreements. If Dr. Tzianabos' employment terminates under these circumstances, absent a change in control, as defined in his employment agreement, we will be obligated for a period of nine months (1) to pay such his base salary, (2) to pay the monthly premiums for COBRA coverage equal to the amount paid for similarly situated employees and (3) to the extent allowed by applicable law and the applicable plan documents, to continue to provide to him all company employee benefit plans and arrangements that he was receiving at the time of termination. If Dr. Dipp's employment terminates under these circumstances, we will be obligated to provide that all outstanding and unvested stock options and restricted stock unit awards subject to time-based vesting will vest, on the date of such termination, as to the amount that would have vested over the six-month period following such termination. Additionally, if Dr. Dipp's employment terminates under these circumstances, a tax gross-up will be paid on Dr. Dipp's behalf if any amounts payable by us (or a successor) to her become subject to excise taxes under Sections 280G and 4999 of the Internal Revenue Code.

        If Dr. Tzianabos' employment terminates under these circumstances within 12 months following a change in control, as defined in his employment agreement, in addition to the severance described above, we will be obligated to accelerate in full the vesting of all outstanding equity awards. Upon a change of control, as defined in Dr. Dipp's employment agreements, all outstanding and unvested stock options and restricted stock unit awards subject to time-based vesting will immediately vest on the date of such change of control.

401(k) Retirement Plan

        We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code, so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which is $18,000 for 2015. Participants who are at least 50 years old can also make "catch-up" contributions, which in 2015 may be up to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan's trustee. Our 401(k) plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. Beginning in January 2012, we made an employer matching contribution equal to (1) 100% of employee deferral contributions up to a deferral rate of 3% of compensation plus (2) 50% of employee deferral contributions up to a deferral rate of an additional 2% of compensation.

Securities Authorized for Issuance Under Our Equity Compensation Plans

        The following table sets forth information regarding our equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	3,628,628	16.01	94,861
Equity compensation plans not approved by security holders(2)	879,000	21.69	—

Total	4,507,628		94,861

(1)
This plan category consists of our 2012 Stock Incentive Plan.

(2)
This plan category consists of inducement grants provided to Dr. Arthur Tzianabos, our president and chief scientific officer, Jeffrey E. Young, our chief financial officer, and David Harding, our chief commercial officer, pursuant to the terms of our stock option agreements with them (as discussed below).

  Stock Option Agreement with Dr. Tzianabos

        Pursuant to a Stock Option Agreement with Dr. Tzianabos, dated September 10, 2013, Dr. Tzianabos was granted an option to purchase 312,000 shares of Common Stock at a price per share of $14.27, as an inducement material to his entering into employment with us. The grant has a term of ten years and is subject to a vesting schedule of 4 years, with 25% of the shares vesting on September 3, 2014 and 6.25% of the shares vesting each quarter thereafter, subject to his continued employment with the Company.

  Stock Option Agreement with Mr. Young

        Pursuant to a Stock Option Agreement with Mr. Young, dated September 17, 2014, Mr. Young was granted an option to purchase 224,000 shares of Common Stock at a price per share of $15.67, as an inducement material to his entering into employment with us. The grant has a term of ten years and is subject to a vesting schedule of 4 years, with 25% of the shares vesting on September 17, 2015 and 6.25% of the shares vesting each quarter thereafter, subject to his continued employment with the Company.

  Stock Option Agreement with Mr. Harding

        Pursuant to a Stock Option Agreement with Mr. Harding, dated December 9, 2014, Mr. Harding was granted an option to purchase 343,000 shares of Common Stock at a price per share of $32.36, as an inducement material to his entering into employment with us. The grant has a term of ten years and is subject to a vesting schedule of 4 years, with 25% of the shares vesting on December 9, 2015 and 6.25% of the shares vesting each quarter thereafter, subject to his continued employment with the Company.

DIRECTOR COMPENSATION

        Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board with respect thereto.

        Based on the recommendation of our compensation committee, our board of directors adopted a non-employee director compensation policy, effective as of January 1, 2014 (the "2014 policy"). Under the 2014 policy, our non-employee directors were compensated for service on our board of directors as follows in 2014:

  •
  an annual retainer for our non-employee directors for service on our board of directors of $35,000;

  •
  for members of the audit committee, an annual fee of $8,000 ($15,000 for the chair);

  •
  for members of the nominating and corporate governance committee, an annual fee of $3,750 ($7,500 for the chair);

  •
  for members of the compensation committee, an annual fee of $5,000 ($10,000 for the chair);

  •
  to each newly elected director, an initial grant of a stock option to purchase 8,650 shares of our common stock, at an exercise price equal to the fair market value of our common stock on the date of grant, which option shall vest monthly over one year; and

  •
  for continuing service on our board of directors, an annual grant of a stock option to purchase 6,500 shares of our common stock, at an exercise price equal to the fair market value of our common stock on the date of grant, which option shall vest monthly over one year.

        Subject to the director's continued service as a director, the initial and annual stock option grants vest in approximately equal monthly installments through the first anniversary of the grant date. The initial stock option grants were made on the date of each director's initial appointment or election to the board.

        Under the 2014 policy, we reimbursed our non-employee directors for their reasonable expenses incurred in connection with attending our board of director and committee meetings upon presentation of documentation of such expenses reasonably satisfactory to us.

        In December 2014, based upon the recommendation of our Compensation Committee, our Board of Directors approved an amendment to our non-employee director compensation policy to provide that, effective for the fiscal year ending December 31, 2015, our non-employee directors may elect to receive their annual fees for board and committee service from January 1 to December 31 of a given year in either cash or fully vested shares of our common stock. This election occurs on an annual basis and is required to be made by December 31 of the preceding calendar year.

        In March 2015, based upon the recommendation of our Compensation Committee, our Board of Directors approved an amendment to our non-employee director compensation policy to Increase the amount of the annual stock option grant from 6,500 shares of our common stock to 12,000 shares of our common stock.

        The following table sets forth information regarding the total compensation awarded to, earned by or paid to each of our non-employee directors during the year ended December 31, 2014 for their service on our board of directors. Dr. Dipp, our chief executive officer, did not receive any additional compensation for her service as a director during 2014. The compensation that we pay to Dr. Dipp is discussed under "Executive Compensation" above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)	Option Awards ($)(6)(7)	All Other Compensation ($)		Total ($)
Richard Aldrich	42,500	—	34,234	—		76,734
Jeffrey D. Capello	50,000	—	34,234	—		84,234
Mary Fisher	35,000	—	34,234	—		69,234
Marc Kozin(1)	35,000	—	110,791	7,500	(8)	153,291
Stephen Kraus(2)	43,750	—	34,234	—		77,984
Thomas Malley	53,000	—	34,234	—		87,234
Harald Stock, Ph.D.	43,000	—	34,234	—		77,234
Jonathan Tilly, Ph.D.(3)	—	—	—	98,500	(9)	98,500
Christoph Westphal, M.D., Ph.D.(4)	12,325	—	—	—		12,325

(1)
Mr. Kozin was elected to our board on January 10, 2014.

(2)
Mr. Kraus resigned from our board on December 23, 2014.

(3)
Dr. Tilly resigned from our board on January 6, 2014.

(4)
Dr. Westphal resigned from our board on May 7, 2014.

(5)
As of December 31, 2014, our non-employee directors held the following aggregate number of shares under outstanding stock awards (representing both vested and unvested stock awards).

Name	Number of Shares Underlying Outstanding Stock Awards for Board Service	Number of Shares Underlying Outstanding Stock Awards for Non-Board Service
Richard Aldrich	—	701,926	(1)(2)
Jeffrey D. Capello, Mary Fisher, Marc Kozin(3), Stephen Kraus(4), Thomas Malley, and Harald Stock	—	—
Jonathan Tilly, Ph.D.(5)	—	701,926	(1)
Christoph Westphal, M.D., Ph.D.(6)	—	701,926	(1)

(1)
In March 2012, Mr. Aldrich and Drs. Tilly and Westphal received restricted stock awards in their role as our founders.

(2)
175,481 of these shares were subsequently transferred to the Richard H. Aldrich Irrevocable Trust of 2011.

(3)
Mr. Kozin was elected to our board on January 10, 2014.

(4)
Mr. Kraus resigned from our board on December 23, 2014.

(5)
Dr. Tilly resigned from our board on January 6, 2014.

(6)
Dr. Westphal resigned from our board on May 7, 2014.
(6)
The amounts in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of ASC 718, excluding the impact of estimated forfeitures related to time-based vesting conditions. The assumptions that we used to calculate these amounts are discussed in Notes 2 and 9 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(7)
As of December 31, 2014, our non-employee directors held the following aggregate number of shares under outstanding option awards (representing both exercisable and unexercisable option awards, none of which have been exercised):

Name	Number of Shares Underlying Outstanding Stock Options for Board Service	Number of Shares Underlying Outstanding Stock Options for Non-Board Service
Richard Aldrich	10,948	—
Jeffrey D. Capello	24,046	—
Mary Fisher	19,598	—
Marc Kozin(1)	18,400	—
Stephen Kraus(2)	7,698	—
Thomas Malley	24,046	—
Harald Stock, Ph.D.	19,598	—
Jonathan Tilly, Ph.D.(3)	4,448	—
Christoph Westphal, M.D., Ph.D.(4)	4,448	—

(1)
Mr. Kozin was elected to our board on January 10, 2014.

(2)
Mr. Kraus resigned from our board on December 23, 2014.

(3)
Dr. Tilly resigned from our board on January 6, 2014.

(4)
Dr. Westphal resigned from our board on May 7, 2014.
(8)
In August 2014, we entered into a written consulting agreement with Mr. Kozin pursuant to which he agreed to provide consulting services to us. Under the terms of this agreement, we agreed to pay Mr. Kozin up to $30,000 annually for these services. This written agreement has no definitive term and may be terminated by us or Mr. Kozin upon 10 days advance written notice. We paid Mr. Kozin $7,500 in 2014 under this agreement.

(9)
This amount reflects compensation paid to Dr. Tilly during 2014 for service on our scientific advisory board.

AUDIT-RELATED MATTERS

Audit Committee Report

        The audit committee of the board of directors of OvaScience, Inc., which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has reviewed OvaScience's audited financial statements for the fiscal year ended December 31, 2014 and discussed them with management and the Company's independent auditors, Ernst & Young LLP, an independent registered public accounting firm.

        The audit committee has received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to the audit committee, including the matters required to be discussed by Auditing Standard No. 16—Communications with Audit Committees.

        The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the Company's independent registered public accounting firm its independence.

        Based on the review and discussions referred to above, the audit committee recommended to the OvaScience board of directors that the audited financial statements referred to above be included in OvaScience's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

        By the audit committee of the board of directors of OvaScience, Inc.

Jeffrey D. Capello (Chair) Thomas Malley Harald Stock, Ph.D.

Audit Fees and Services

        The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2014	2013
Audit Fees	$399,000	$231,000
Audit-Related Fees	—	—
Tax Fees	162,266	—
All Other Fees	1,995	—

Total Fees	$563,261	$231,000

Audit Fees

        Audit fees are fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, the reviews of financial statements included in any registration statements we file with the SEC and other professional services provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements.

Audit-Related Fees

        Audit-related fees are fees for assurance and related services that are reasonably related to performance of the audit and review of financial statements, and which are not reported under "Audit Fees."

Tax Fees

        Tax fees are fees for professional services for tax compliance, tax advice and tax planning services.

All Other Fees

        Other fees include licensing fees that we paid to Ernst & Young LLP for access to its proprietary accounting research database.

        All of the foregoing accountant services and fees were pre-approved by our audit committee in accordance with the policies and procedures described under "—Policy for Approval of Services" below.

Policy for Approval of Services

        The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless the service is approved in advance by the audit committee. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services, and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee.

 MATTERS TO BE VOTED ON

Proposal 1: Election of Class III Directors

        At the Annual Meeting, stockholders will vote to elect three class III directors, each to serve a three-year term beginning at the Annual Meeting and ending at our 2018 annual meeting of stockholders. Our board of directors has nominated Dr. Dipp and Messrs. Capello and Malley for election as class III directors at the Annual Meeting.

        Pursuant to our certificate of incorporation and by-laws, our board of directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders. Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Our board of directors currently consists of seven members, divided into three classes as follows:

  •
  class I is comprised of Dr. Stock and Mr. Kozin, each with a term ending at the 2016 annual meeting of stockholders;

  •
  class II is comprised of Mr. Aldrich and Ms. Fisher, each with a term ending at the 2017 annual meeting of stockholders; and

  •
  class III is comprised of Dr. Dipp and Messrs. Capello and Malley, each with a term ending at the 2015 annual meeting of stockholders.

        Dr. Dipp and Messrs. Capello and Malley are current directors whose terms expire at the 2015 annual meeting. Dr. Dipp and Messrs. Capello and Malley are each nominated for re-election as a class III director, with a term ending in 2018. A brief biography of each director nominee is set forth starting on page 8 of this proxy statement. You will find information about their stock holdings in OvaScience below under "Ownership of Our Common Stock—Security Ownership of Certain Beneficial Owners and Management."

        Unless contrary instructions are provided, the persons named as proxies will, upon receipt of a properly executed proxy, vote for the election of Dr. Dipp and Messrs. Capello and Malley as class III directors for a term expiring at our 2018 annual meeting of stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees is currently a member of our board. Each of the nominees has indicated his or her willingness to serve on our board of directors, if elected. If any nominee should be unable to serve, proxies may be voted for a substitute nominee designated by our board. We do not contemplate that any of the nominees will be unable to serve if elected.

Board Recommendation

        Our board of directors recommends that you vote FOR the election of each of the nominees as a class III director.

Proposal 2: Ratification of Appointment of Independent Auditors

        The audit committee of our board has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the current fiscal year. Ernst & Young LLP has served as our independent auditors since January 2012. Although stockholder approval of the appointment of Ernst & Young LLP is not required by law, our audit committee believes it is advisable and has decided to give our stockholders the opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this appointment.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

Board Recommendation

        Our board of directors recommends that you vote FOR the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2015.

OWNERSHIP OF OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of April 8, 2015, certain information concerning the beneficial ownership of our capital stock by:

  •
  each director;

  •
  each named executive officer;

  •
  all of our executive officers and directors as a group; and

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 8, 2015 and restricted stock units that will vest within 60 days of April 8, 2015 are considered outstanding and beneficially owned by the person holding the options or restricted stock units, as applicable, for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the person named below.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)		Percentage of Common Stock Beneficially Owned(3)
Directors and Executive Officers
Michelle Dipp, M.D., Ph.D.	1,792,208	(4)	6.6%
Arthur Tzianabos, Ph.D.	180,050	(5)	*
David Harding	1,290	(6)	*
Richard Aldrich	1,419,014	(7)	5.2%
Jeffrey D. Capello	34,615	(8)	*
Mary Fisher	19,199	(9)	*
Marc Kozin	29,136	(10)	*
Thomas Malley	145,704	(11)	*
Harald Stock, Ph.D.	32,423	(12)	*
All executive officers and directors as a group (11 persons)	3,723,362	(13)	13.7%
5% Stockholders
Entities affiliated with Janus Capital Management LLC	3,086,143	(14)	11.6%
151 Detroit Street Denver, CO 80206
Entities affiliated with FMR LLC	2,612,367	(15)	10.7%
245 Summer Street Boston, MA 02110
Entities affiliated with Prudential Financial, Inc.	1,828,385	(16)	7.3%
751 Broad Street Newark, NJ
Entities affiliated with Adage Capital Partners GP, LLC	1,405,000	(17)	5.8%
200 Clarendon Street, 52nd Floor Boston, MA 02116

*
Less than 1%.

(1)
Unless otherwise indicated, the address of such individual is c/o OvaScience, Inc., 215 First Street, Suite 240, Cambridge, Massachusetts 02142.

(2)
Applicable number of shares of stock beneficially owned is calculated as of April 8, 2015.

(3)
Applicable percentage ownership is based on 27,193,407 shares of our common stock outstanding as of April 8, 2015.

(4)
Consists of (a) 823,568 shares of common stock held by Dr. Dipp, (b) 684,027 shares of common stock held by Longwood Fund GP, LLC and (c) options to purchase an aggregate of 284,613 shares of common stock held by Dr. Dipp that are exercisable within 60 days of April 8, 2015. Voting and investment power with respect to the shares held by Longwood Fund GP, LLC are vested in Richard Aldrich, Michelle Dipp, M.D., Ph.D., and Christoph Westphal, M.D., Ph.D., the managers of Longwood Fund GP, LLC.

(5)
Consists of (a) 175 shares of common stock held by Dr. Tzianabos, (b) 1,000 shares of common stock held in Dr. Tzianabos's IRA and (c) options to purchase an aggregate of 178,875 shares of common stock that are exercisable within 60 days of April 8, 2015.

(6)
Consists of 1,290 shares of common stock held by Mr. Harding. No options to purchase shares of common stock held by Mr. Harding will become exercisable within 60 days of April 8, 2015.

(7)
Consists of (a) 526,750 shares of common stock held directly by Mr. Aldrich, (b) 175,481 shares of common stock held by Richard H. Aldrich Irrevocable Trust of 2011, (c) 22,350 shares of common stock held by Richard H. Aldrich Irrevocable Trust of 2005, (d) options to purchase an aggregate of 10,406 shares of common stock held by Mr. Aldrich that are exercisable within 60 days of April 8, 2015 and (d) 684,027 shares of common stock held by Longwood Fund GP, LLC The trustee of the Richard H. Aldrich Irrevocable Trust of 2011 is Mr. Aldrich's wife, Nichole Aldrich, and she exercises sole voting and investment power over the shares of record held by the trust. Voting and investment power with respect to the shares held by Longwood Fund GP, LLC are vested in Richard Aldrich, Michelle Dipp, M.D., Ph.D., and Christoph Westphal, M.D., Ph.D., the managers of Longwood Fund GP, LLC.

(8)
Consists of (a) 11,111 shares of common stock held by Mr. Capello and (b) options to purchase an aggregate of 23,504 shares of common stock held by Mr. Capello that are exercisable within 60 days of April 8, 2015.

(9)
Consists of 143 shares held by Ms. Fisher and 19,056 options to purchase shares of common stock held by Ms. Fisher that are exercisable within 60 days of April 8, 2015.

(10)
Consists of (a) 11,278 shares of common stock held by Mr. Kozin and (b) options to purchase an aggregate of 17,858 shares of common stock held by Mr. Kozin that are exercisable within 60 days of April 8, 2015.

(11)
Consists of (a) 122,200 shares of common stock held by Mr. Malley and (b) options to purchase an aggregate of 23,504 shares of common stock held by Mr. Malley that are exercisable within 60 days of April 8, 2015.

(12)
Consists of (a) 345 shares of common stock held by Mr. Stock, (b) 13,022 shares of common stock held by SB Vermogensverwaltungs KG, a trust of which the Mr. Stock is a majority shareholder and managing partner, and (c) options to purchase an aggregate of 19,056 shares of common stock held by Dr. Stock that are exercisable within 60 days of April 8, 2015.

(13)
Consists of the shares of common stock set forth in notes 4 through 12, as well as (a) 474 shares of common stock and (b) shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2015 held by Theresa McNeely and Jeffrey Young. For the purposes of calculating the shares beneficially owned by all directors and officers as a group, the 684,027 shares of common stock held by Longwood Fund GP, LLC which are reported as beneficially owned by each of Dr. Dipp and Mr. Aldrich, have been included in the calculation only once.

(14)
This information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on or about March 10, 2015. Includes 1,476,194 shares of Common Stock beneficially owned by Janus Global Life Sciences. Janus Capital Management LLC ("Janus Capital") is an investment adviser as well as a parent holding company. As a result of its role as investment adviser or sub-adviser to various individual and institutional clients (collectively, the "managed portfolios"), Janus Capital may be deemed to be the beneficial owner of the shares held by these managed portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the managed portfolios and disclaims any ownership associated with such rights. Janus Global Life Sciences Fund is an investment company registered under the Investment Company Act of 1940 and is one of the managed portfolios to which Janus Capital provides investment advice.

(15)
This information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on or about February 13, 2015. All 2,612,367 shares of common stock are beneficially owned by FMR LLC. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(16)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about February 17, 2015.Consists of (a) 1,823,613 shares of common stock held by Jennison Associates LLC, (b) 3,672 shares of common stock held by Prudential Investment Management, Inc. and (c) 1,100 shares of common stock held by Quantitative Management Associates LLC. Prudential Financial, Inc. is a parent holding company and indirect parent of Jennison Associates LLC, Prudential Investment Management, Inc. and Quantitative Management Associates LLC.

(17)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about February 17, 2015. Consists of shares of common stock held by Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C. and Adage Capital Advisors, L.L.C. (collectively "Adage Group"). Adage Capital Partners GP, L.L.C. is the general partner of Adage Capital Partners, L.P. and Adage Capital Advisors, L.L.C. and Robert Atchinson are managing members of Adage Capital Partners, L.P.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2014.

 OTHER MATTERS

        Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

Deadline for Submission of Stockholder Proposals for 2016 Annual Meeting

        Proposals of stockholders intended to be presented at the 2016 annual meeting of the stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act, and stockholder-submitted nominees for directors, must be received by our Secretary in writing at our principal offices, OvaScience, Inc., 215 First Street, Suite 240, Cambridge, Massachusetts 02142, Attention: Investor Relations, no later than December 22, 2015, in order to be included in the proxy statement and proxy card relating to that meeting.

        If a stockholder wishes to present a proposal at our 2016 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must give written notice to the Secretary of the Company at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than February 5, 2016 and no later than March 6, 2016, provided that if the date of the 2015 annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2015 annual meeting and not later than the later of (i) the 90th day prior to the 2016 annual meeting and (ii) the tenth day following the day on which notice of the date of the 2016 annual meeting was mailed or public disclosure of the date of the 2016 annual meeting was made, whichever occurs first.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 3, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 3, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. OVASCIENCE, INC. 215 FIRST STREET, SUITE 240 CAMBRIDGE, MA 02142 ATTN: THERESA MCNEELY M89299-P65043 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. OVASCIENCE, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR each of the Class III Director nominees: ! ! ! 1. Election of Class III Directors Nominees: 01) Michelle Dipp, M.D., Ph.D. 02) Jeffrey Capello 03) Thomas Malley The Board of Directors recommends you vote FOR proposal 2. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the independent auditors of OvaScience for the fiscal year ending December 31, 2015. ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. M89300-P65043 OVASCIENCE, INC. 2015 Annual Meeting of Stockholders To be held Thursday, June 4, 2015 at 9:00 a.m., Eastern Time This proxy is solicited by the Board of Directors The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints each of Michelle Dipp, M.D., Ph.D. and Jeffrey Young (each with full power of substitution), as Proxies of the undersigned, to attend the annual meeting of stockholders of OvaScience to be held at 9:00 a.m., Eastern Time, on Thursday, June 4, 2015, at the Athenaeum Building, 215 First Street, Seminar Room, First Floor, Cambridge, Massachusetts 02142, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect to all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. You can revoke your proxy at any time before it is voted at the annual meeting (i) by submitting another properly completed proxy bearing a later date; (ii) by giving written notice of revocation to the Secretary of OvaScience; (iii) if you submitted a proxy through the Internet or telephone, by submitting a proxy again through the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility; or (iv) by voting in person at the annual meeting. If you hold any of the shares of common stock in a fiduciary, custodial or joint capacities, this proxy is signed by you in every such capacity as well as individually. The shares of common stock of OvaScience represented by this proxy will be voted as directed by you for the proposals herein proposed by OvaScience. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the annual meeting or any adjournment(s) thereof. Please vote, date and sign on reverse side and return promptly in the enclosed pre-paid envelope. Your vote is important. Please vote immediately. Continued and to be signed on reverse side